SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 12, 2010
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On May 12, 2010, The Bank of New York Mellon Trust Company N.A., on behalf and at the direction of AK Steel Corporation (“AK Steel”) and pursuant to the terms of the indenture governing AK Steel’s 7 3/4% Senior Notes due 2012 (the “Existing Notes”), delivered notice to all holders of outstanding Existing Notes calling for the redemption of any and all outstanding Existing Notes on June 15, 2010 (the “Redemption”).  Among other items, as required by the indenture, the notice informed holders that interest on the Existing Notes shall cease to accrue on and after June 15, 2010.

The Redemption does not change or amend the terms or conditions of AK Steel’s previously announced cash tender offer for any and all of its outstanding Existing Notes (the “Cash Tender Offer”), as described in the Offer to Purchase and Consent Solicitation Statement dated April 26, 2010.  The Cash Tender Offer will expire at 11:59 p.m., New York City time, on Friday, May 21, 2010, unless extended or earlier terminated by AK Steel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 17, 2010